99.2 Certification of the Chief Executive Officer and Principal Financial Officer pursuant to Section 906 of the Sarbanes- Oxley Act of 2002.


 In connection with the Report of Coates International, Ltd., (the "Company") on Form 10-QSB for the for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, George
J. Coates, President, Chief Executive Officer and Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

 Dated:  November 14, 2003
                                      /s/ George J. Coates
                                    --------------------------------------------
                                    George J. Coates, President, Chief Executive
                                    Officer and Principal Financial Officer


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